POWER OF ATTORNEY

Know by all these presents, that the undersigned hereby constitutes and appoints each of Walter D. Bay, Richard C. Cary, Seth Diehl, S. Lane Howell, Alex W. King and Monica Norzagaray, signing singly and with full power of substitution and re-substitution, as the undersigned?s true and lawful attorney-in-fact to:

1. Take any actions as may be necessary or appropriate to enable the undersigned to submit and file forms and other documents with the U.S. Securities and Exchange Commission (?SEC?) utilizing the SEC?s Electronic Data Gathering and Retrieval system or any successor filing system (?EDGAR?), which actions may include preparing, executing in the undersigned?s name and on the undersigned?s behalf, and submitting a Form ID application, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain and maintain codes and passwords enabling the undersigned to make filings and submissions with the SEC utilizing EDGAR.

2. Act as an account administrator for the undersigned?s EDGAR account, including (a) acting as the EDGAR point of contact with respect to the undersigned?s EDGAR account, (b) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities;
(c) delegating authority to entities, including filing agents, law firms, broker-dealers and related entities, to file on the undersigned?s behalf;
(d) maintaining the security of the undersigned?s EDGAR account dashboard, including modification of access codes; (e) maintaining, modifying and certifying the accuracy of information on the undersigned?s EDGAR account dashboard; and (f) taking any other actions contemplated by Rule 10 of Regulation S-T.

3. Cause Arthur J. Gallagher & Co. (the ?Company?) to accept a delegation of authority from any of the undersigned?s EDGAR account administrators and, pursuant to that delegation, authorize the Company?s EDGAR account administrators to appoint, remove or replace users for the undersigned?s EDGAR account.

4. Prepare, execute, for and on behalf of the undersigned, in the undersigned capacity as a director and/or officer of the Company, complete and file any and all forms and other documents (including any amendments thereto) the undersigned is required to file with the SEC, or which the attorney-in-fact considers advisable for the undersigned to file with the SEC, in accordance with Section 13 of the Securities Exchange Act of 1934 (the ?Exchange Act?) or any rule or regulation thereunder (?Section 13?), including Forms 13G and 13D, Section 16(a) of the Exchange Act or any rule or regulation thereunder (?Section 16?), including Forms 3, 4 and 5, or under Rule 144 under the Securities Act of 1933 (the ?Securities Act?) or any rule or regulation thereunder (?Rule 144?), including Form 144.

5. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her sole discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned?s responsibilities to comply with the requirements of the Exchange Act or Securities Act, including Section 13, Section 16 or Rule 144.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to make filings under
Section 13, Section 16 or Rule 144 with respect to their holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in writing delivered to the foregoing attorneys-in-fact or
(c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries.

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of October, 2025.

Signature: /s/ Douglas K. Howell
Name: Douglas K. Howell